Exhibit 10.3

$1,000,000                                                          May 24, 2002

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VALCOM, INC. AND VALENCIA ENTERTAINMENT, L.L.C., THAT SUCH REGISTRATION IS NOT REQUIRED.



                           CONVERTIBLE NOTE SECURED BY
                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                        FIXTURES, AND SECURITY AGREEMENT

     FOR VALUE RECEIVED, VALCOM, INC., a Delaware corporation ("ValCom") and Valencia Entertainment International, L.L.C., a California limited liability company and a wholly owned subsidiary of ValCom ("Valencia" and, collectively with ValCom, the "Borrower"), jointly and severally, hereby promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax:
345-949-9877 (the "Holder" or "Lender") on order, without demand, the sum of One Million Dollars ($1,000,000), with any accrued and unpaid interest on May 24, 2004 (the "Maturity Date").

     Five Hundred Thousand Dollars ($500,000) of this Note shall be held back by the Lender until receipt by the Lender of the fully executed Subordination and Nondisturbance Agreements, pursuant to Section 4.9 of the Purchase Agreement (as defined below). In the event the Lender does not receive the fully executed Subordination and Nondisturbance Agreements then the Lender shall not provide the Borrower with the additional Five Hundred Thousand Dollars ($500,000) and the principal amount of this note shall be reduced by such amount. The interest on the additional Five Hundred Thousand Dollars ($500,000) shall not accrue until the Borrower has received such funds.

     The following terms shall apply to this Note:


                                    ARTICLE I

                           DEFAULT RELATED PROVISIONS

                  1.1 Payment Grace Period. The Borrower shall have a seven (7) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of five percent (5%) per annum above the then applicable interest rate hereunder shall apply to the amounts owed hereunder.

                  1.2 Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full.

                  1.3 Interest Rate. Interest payable on this Note shall accrue at the annual rate of twelve percent (12%) for the first twelve months, thirteen percent (13%) for months thirteen through eighteen and fourteen percent (14%) for months nineteen through twenty four, and be payable in arrears commencing one month from the date hereof and on the successive one month anniversary dates of the date hereof thereafter, and on the Maturity Date, accelerated or otherwise, due and payable as described below. In an Event of Default, the default rate set forth in Section 1.1 above shall apply (the "Default Rate.")

                                   ARTICLE II

                       PAYMENTS OF PRINCIPAL AND INTEREST

                  2.1Monthly Payments. Subject to the terms of this Article II, the Borrower shall repay one-twenty-second (1/22nd) of the original principal amount of this Note (to the extent such amount has not been converted pursuant to Article III below), together with interest accrued to date on such portion of the original principal amount plus any and all default payments owing under the Purchase Agreement but not previously paid (collectively the "Monthly Amount"), in accordance with Section 2.2 below, on the first business day of each consecutive calendar month (each, a "Repayment Date"), beginning on the first such day which occurs following sixty (60) days from the date hereof. Notwithstanding the foregoing, the Holder will have the option to delay the start of the amortization for up to 90 days from the date hereof and the Monthly Amount will then become one-twenty-one (1/21) of the original principal amount of the Note.

                  2.2 Cash or Common Stock. Subject to the terms hereof, the Borrower has the sole option to determine whether to satisfy payment of the Monthly Amount in full on each Repayment Date either in cash or in shares of ValCom's Common Stock (the "Common Stock"), or a combination of both . The Borrower shall deliver to the Holder a written irrevocable notice in the form of Exhibit B attached hereto electing to pay such Monthly Amount in full on such Repayment Date in either cash or Common Stock, or a combination of both ("Repayment Election Notice"). Such Repayment Election Notice shall be delivered at least ten (10) days prior to the applicable Repayment Date (the date of such notice being hereinafter referred to as the "Notice Date"). The Holder shall have the right to defer for any period of time the payment of the Monthly Amount in shares of Common Stock in its sole discretion. If such Repayment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the repayment shall be made in either cash or shares of Common Stock on the same terms hereunder at the Holder's sole option. If the Borrower elects or is required to repay all or a portion of the Monthly Amount in cash on a Repayment Date, then on such Repayment Date the Borrower shall pay to the Holder such amount in satisfaction of such obligation. If the Borrower repays any portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued for such Repayment Date, or the date when all or part of the Monthly Amount is paid after a deferral by the Holder, shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the Conversion Price as of such date.

                  2.3 No Effective Registration. Notwithstanding anything to the contrary herein, the Borrower shall be prohibited from exercising its right to repay the Monthly Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Repayment Date if at any time from the Notice Date until the time at which the Holder receives such shares there fails to exist an effective registration statement or an Event of Default hereunder exists or occurs, unless otherwise waived in writing by the Holder in whole or in part at the Holder's option.

                  2.4 Share Price/Issuance Limitations. Notwithstanding anything to the contrary herein, if the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for any of the 11 trading days preceding a Repayment Date was less than 125% of the Fixed Price, and the Borrower has elected to pay all or a portion of the Monthly Amount in shares of Common Stock, then, instead of the Borrower delivering the required number of shares of Common Stock on the Repayment Date, the Holder will be permitted to convert up to the Monthly Amount that is payable in shares of Common Stock at a Conversion Price of 80% of the three (3) lowest closing prices during the thirty (30) trading days immediately preceding the Conversion Date. Any part of the Monthly Amount not converted into shares of Common Stock by the following Repayment Date shall be paid by the Borrower in cash on such following Repayment Date. At any time during the relevant month, the Borrower has the option to pay the Monthly Amount, or the unconverted part thereof, in cash and the Conversion Price set forth in this Section 2.4 shall no longer be applicable.

                  By way of example, for the Repayment Date of September 1, if the Borrower delivers a Repayment Election Notice on August 15 to pay the Monthly Amount in shares of Common Stock and if on August 10, the stock price was $1.10, the Holder will be permitted to convert the portion of the Monthly Amount that the Borrower has determined is payable in shares of Common Stock at the following Conversion Price: 80% of the three (3) lowest closing prices during the thirty (30) trading days immediately preceding the Conversion Date. Any portion of the Monthly Amount originally due September 1 that the Holder has not converted into shares of Common Stock by October 1 shall be due in cash on October 1.

                  2.5 Deemed Conversions. Any repayment of the Monthly Amount in shares of Common Stock pursuant to the terms hereof shall constitute and be deemed a conversion of such portion of the applicable principal amount of this Note for all purposes under this Note and the Purchase Agreement (except as otherwise provided herein).

                                   ARTICLE III

                                CONVERSION RIGHTS


                  3.1.     Conversion into the Borrower's Common Stock.

                  (a) Subject to the provisions set forth above, the Holder shall have the right, but not the obligation, from and after the date hereof, and then at any time until this Note is fully paid, to convert the principal portion of this Note and/or interest or fees due and payable into fully paid and nonassessable shares of ValCom's Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of the Borrower into which such stock shall hereafter be changed or reclassified at the conversion price as defined in Section 3.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of a Notice of Conversion as described in Section 8 of the Securities Purchase Agreement entered into between the Borrower and certain persons who are signatories thereto, including the Holder, relating to this Note (the "Purchase Agreement") of the Holder's written request for conversion (the date of giving such notice of conversion being a "Conversion Date"), the Borrower shall issue and deliver to the Holder within three business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Purchase Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted and interest, if any, by the Conversion Price. In the event of any conversions of outstanding principal amount under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions of outstanding principal amount applying to Monthly Amounts for the Repayment Dates in chronological order. By way of example, if the original principal amount of this
Note is $2,000,000 and the Holder converted $181,818 of such original principal amount prior to the first Repayment Date, then (1) the principal amount of the Monthly Amount due on the first Repayment Date would equal $0, (2) the principal amount of the Monthly Amount due on the second Repayment Date would equal $0 and
(3) the principal amount of the Monthly Amount due on each of the remaining Repayment Dates would be $90,909.

                  (b) Subject to adjustment as provided in Section 3.1(c) hereof, the Conversion Price per share shall be $.95 (the "Fixed Price"). If an Event of Default has occurred and be continuing hereunder then the Conversion Price shall be equal to the lower of (i) the Fixed Price; or (ii) seventy percent (70%) of the average of the three lowest closing prices for the Common Stock on NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the thirty (30) trading days prior to but not including the Conversion Date.

                  (c) The Fixed Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 3.1(a) and 3.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                      A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                       B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                       C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                       D. Share Issuance. Subject to the provisions of this Section, if the Borrower at any time shall issue any shares of Common Stock prior to the conversion of the entire principal amount of the Note (otherwise than as: (i) provided in Sections 2.1(c)A, 2.1(c)B or 2.1(c)C or this subparagraph D; or (ii) pursuant to options, warrants, or other obligations to issue shares, outstanding on the date hereof as set forth in the Schedules to the Purchase Agreement (which agreement is incorporated herein by this reference); ((i) and (ii) above, are hereinafter referred to as the "Existing Option Obligations") for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to the per share purchase price of such issue of additional shares of Common Stock. The resulting quotient shall be the adjusted conversion price. Except for the Existing Option Obligations and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower, for purposes of this adjustment, the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

                  (d) During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                  3.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 3.1(a) hereof and the Purchase Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

                                   ARTICLE IV

                                EVENT OF DEFAULT

                  The occurrence of any of the following events is an Event of Default ("Event of Default"):

                  4.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay any installment of principal, interest or other fees hereon or on any other promissory note issued pursuant to the Purchase Agreement, when due and such failure continues for a period of thirty (30 days after the due date.

                  4.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note, the Purchase Agreement, that certain Deed of Trust, Assignment of Leases and Rents, Fixtures, and Security Agreement ("Deed of Trust") of even date executed by Valcom, as sole member of and on behalf of Valencia, as trustor, for the benefit of Holder/Lender as beneficiary (without regard to materiality of any breach or default and subject to any applicable cure provisions as set forth therein) in any material respect and such breach, if subject to cure, continues for a period of seven (7) days after written notice to the Borrower from the Holder.

                  4.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Purchase Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading.

                  4.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

                  4.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

                  4.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

                  4.7 Delisting. Delisting of the Common Stock from a Principal Market; the Borrower's failure to comply with the conditions for listing; or notification that the Borrower is not in compliance with the conditions for such continued listing.

                  4.8 Stop Trade. An SEC stop trade order or Principal Market trading suspension.

                  4.9 Failure to Deliver Common Stock or Replacement Note. The Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Section 8 of the Purchase Agreement, or if required a replacement Note.

                  4.10 Registration Default. The occurrence of a Non-Registration Event as described in Section 9.4 of the Purchase Agreement, except that with respect to a Non-Registration Event in connection with the required declared effectiveness of the Registration Statement (as defined in the Purchase Agreement) on or before the Effective Date (as defined in the Purchase Agreement) such Non-Registration Event must be continuing on or occur after a date which is one hundred and twenty (120) days after the Closing Date (as defined in the Purchase Agreement).

                  4.11 Default Under Related Agreements. An Event of Default occurs under and as defined in any one or more of the following agreements which is not cured during any applicable cure or grace period: (a) the Security Agreement dated as of the date hereof between Borrower and Holder, or (b) the Deed of Trust dated as of the date hereof between Holder and Valencia, as each such agreement may be amended, modified and supplemented from time to time.

                  If an Event of Default occurs and is continuing, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived. In the event of an acceleration, the amount due and owing to the Holder shall be 130% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any).

                                    ARTICLE V

                                  MISCELLANEOUS

                  5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege; nor shall any delay or failure constitute a waiver of any breach, default, or failure of a condition under this Note. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available. No waiver by Lender of any of its rights or of any breach, default, or failure of a condition shall become effective unless such waiver is made expressly in writing and signed by the Lender. Each Borrower, jointly and severally, endorser and all other who are or may become liable on this Note waive presentment, protest, demand; notice of protest, demand, and dishonor; and all other notices or matters of a like nature.

                  5.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address as set forth on the signature page to the Purchase Agreement executed in connection herewith and to the Holder at the address set forth on the signature page to the Purchase Agreement for such Holder, with a copy to Daniel M. Laifer, Esq., 152 West 57th Street, 4th Floor, New York, New York 10019, facsimile number (212) 541-4434, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Purchase Agreement.

                  5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

                  5.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the state of California. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this
Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

                  5.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges (whether an advancement under the Note, acceleration of the maturity of the unpaid balance, or otherwise) in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

                  5.7 Security Interest. This Note is secured by, among other things, the Deed of Trust and by a security interest in certain assets of the Borrower more fully described in a Security Agreement.

                  5.8 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

                  5.9 Repayment of existing indebtedness. The proceeds of this Note are being used by the Borrower to repay existing indebtedness pursuant to a settlement agreement.

                  5.10 Waiver of Statutory Regulation. By signing below, Borrower waives any right under California Civil Code ss.2954.10 or otherwise to prepay this Note, in whole or in part, without a prepayment premium (as described in the Purchase Agreement). Borrower acknowledges that prepayment of this Note may result in Lender's incurring additional losses, costs, expenses, and liabilities, including, but not limited to, lost revenue and lost profits. Borrower therefore agrees to pay the prepayment premium if any principal amount is prepaid, whether voluntarily or by reason of acceleration of the Maturity Date on default (including, but not limited to, acceleration on any transfer or conveyance of any right, title, or interest in the Mortgaged Property giving Lender the right to accelerate the maturity of this Note as provided in the Deed of Trust).

         BORROWER AGREES THAT LENDER'S WILLINGNESS TO OFFER TO BORROWER THE INTEREST RATE DESCRIBED ABOVE IS SUFFICIENT AND INDEPENDENT CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY LENDER, FOR THIS WAIVER. BORROWER UNDERSTANDS THAT LENDER WOULD NOT OFFER SUCH AN INTEREST RATE TO BORROWER ABSENT THIS WAIVER.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this ___ day of May, 2002.

                                            VALCOM, INC.


                                            By:________________________________


                                    VALENCIA ENTERTAINMENT INTERNATIONAL, L.L.C.



                                             By:________________________________





WITNESS:



-------------------------------

                              NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)


     The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by VALCOM, INC. and VALENCIA ENTERTAINMENT INTERNATIONAL, L.L.C. on May ___, 2002 into Shares of Common Stock of VALCOM, INC. according to the conditions set forth in such Note, as of the date written below.



Date of Conversion:_____________________________________________________________


Conversion Price:_______________________________________________________________


Shares To Be Delivered:_________________________________________________________


Signature:______________________________________________________________________


Print Name:_____________________________________________________________________


Address:________________________________________________________________________

                                    EXHIBIT B

                        FORM OF REPAYMENT ELECTION NOTICE

To:      [HOLDER AT HOLDER'S ADDRESS]

         Pursuant to Section 2.2 the Note of ValCom, Inc. issued on May __, 2002, we hereby notify you that we are irrevocably electing to repay the outstanding Monthly Amount (as defined in the Note) due on the Repayment Date (as defined in the Note) which occurs on ______, 20__ (CHECK ONE):

         _____ In full in cash on such Repayment Date.

         _____ In full in shares of the Company's Common Stock within three (3) trading days following such Repayment Date.

                                                      ValCom, Inc.

                                       By:
                                          --------------------------------------
                                      Name:
                                     Title: